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EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 15, 2001, included in Quidel Corporation's Form 10-K for the year ended December 31, 2000, and our report dated November 22, 2000 on Litmus Concepts, Inc., included in Quidel Corporation's Form 8-K/A dated February 21, 2001, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
San Diego, California
August 10, 2001

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EXHIBIT 23.1 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS